Exhibit 4.1
SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 10, 2017, among SENSATA TECHNOLOGIES B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Issuer”), each of the Guarantors under the Indenture referred to below (the “Guarantors”), and THE BANK OF NEW YORK MELLON, as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of April 17, 2013 (as amended, supplemented or otherwise modified to date, the “Indenture”), by and among the Issuer, the Guarantors and the Trustee, providing for the issuance of 4.875% Senior Notes due 2023 of the Issuer (the “Notes”);
WHEREAS, upon the terms and subject to the conditions set forth in that certain Consent Solicitation Statement dated October 2, 2017 (as amended and/or supplemented to date, the “Consent Solicitation Statement”), the Issuer solicited the consents of the Holders of the Notes to the amendments to the Indenture described in the Consent Solicitation Statement and set forth in Section 2 of this Supplemental Indenture (the “Proposed Amendments”);
WHEREAS, in accordance with Section 9.02(a) of the Indenture, the approval by written consent of the Holders of at least a majority of the aggregate principal amount of the Notes outstanding as of September 2, 2017 (the “Record Date”), which is the record date fixed by the Issuer in accordance with Section 9.04 of the Indenture, of which Record Date the Trustee has been duly notified in writing by the Issuer in accordance with Section 9.04, is sufficient to approve the aforesaid Proposed Amendments in accordance with the Indenture;
WHEREAS, the Holders of at least a majority of the aggregate principal amount of the Notes outstanding as of the Record Date (the “Requisite Consent”) have delivered consents approving the Proposed Amendments and the execution of this Supplemental Indenture, which such consents have not been withdrawn or revoked;
WHEREAS, pursuant to Section 9.02(a) of the Indenture, the Issuer and the Guarantors desire to execute this Supplemental Indenture in order to give effect to the Proposed Amendments, as provided hereinafter (subject to the conditions set forth in Section 3 below);
WHEREAS, all conditions precedent set forth in the Consent Solicitation Statement and the Indenture to the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee have been satisfied, and all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Issuer and the Guarantors, the legal, valid and binding agreement of the Issuer and the Guarantors; and
WHEREAS, the Issuer and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture;
NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:
SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
SECTION 2. Amendments. The Indenture is hereby amended as follows:
(a)    The definition of “Change of Control” set forth in Section 1.01 of the Indenture (Definitions) is hereby amended and restated in its entirety as follows:
“Change of Control” means the occurrence of any of the following:
(1)     the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(2)     the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company or any entity of which it is a Subsidiary; provided that so long as the Company is a Subsidiary of Parent, no Person or group shall be deemed to be or become a beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any entity of which it is a Subsidiary, as applicable, unless such Person or group shall be or become, directly or indirectly, a beneficial owner of more than 50% of the total voting power of the Voting Stock of Parent.
(b)    All references in the Indenture and any Global Note representing the Notes, as amended by Section 2 hereof, to any of the provisions modified as provided herein, or to terms defined in such provisions, shall also be deemed modified in accordance with the terms of this Supplemental Indenture.
SECTION 3. Effectiveness of Proposed Amendments. This Supplemental Indenture shall be effective as a binding agreement upon execution hereof by the Issuer, the Guarantors and the Trustee; provided, however, that the Proposed Amendments set forth in Section 2 hereof shall not become effective and operative until the Issuer’s delivery of an Officers’ Certificate to the Trustee confirming that the Issuer has paid the Consent Fee (as defined in the Consent Solicitation Statement) to the consenting Holders of Notes in accordance with the Consent Solicitation Statement (it being understood the Proposed Amendments shall become immediately and fully effective and operative upon delivery of such notice of payment). If (a) the Consent Fee has not been paid on or prior to the earlier of (i) the date of the consummation of the Re-Domiciliation Transaction (as defined in the Consent Solicitation Statement) and (ii) March 29, 2018, or (b) at any time following the execution of this Supplemental Indenture, the Issuer notifies the Trustee in writing that the Issuer no longer wishes to give effect to the Proposed Amendments and does not intend to pay the Consent Fee at any time, then this Supplemental Indenture shall, from and after, in the case of clause (a) above, the earlier of the dates, and in the case of clause (b) above, the date of the Issuer’s delivery of such notice to the Trustee, become and be null and void ab initio. The Issuer shall be under no obligation to pay the Consent Fee in the event the Issuer no longer wishes to give effect to the Proposed Amendments.
SECTION 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly waived, amended or otherwise modified hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
SECTION 5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
SECTION 6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Issuer.
SECTION 7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
SECTION 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SENSATA TECHNOLOGIES B.V.,
as the Issuer

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

CUSTOM SENSORS & TECHNOLOGIES
US CORPORATION, as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

CUSTOM SENSORS & TECHNOLOGIES
US, LLC , as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

CUSTOM SENSORS & TECHNOLOGIES,
INC., as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

KAVLICO CORPORATION, as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

CRYDOM, INC., as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

NEWALL ELECTRONICS, INC., as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

BEI NORTH AMERICA, LLC, as Guarantor
By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Vice President

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

Signed by Jeffrey Cote (name of director)
for and on behalf of                        /s/ Jeffrey Cote
CUSTOM SENSORS & TECHNOLOGIES NEWCO, LTD.,        Director
as Guarantor

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES BULGARIA EOOD (formerly known as Sensor-Nite Industrial EOOD), as Guarantor

By: /s/ Gerrit Ensing
Name:    Gerrit Ensing
Title:    Director

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES HOLDING, COMPANY US B.V., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

SENSATA TECHNOLOGIES HOLLAND B.V., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

SENSATA TECHNOLOGIES HOLDING, COMPANY MEXICO B.V., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

SENSATA TECHNOLOGIES US COÖPERATIEF U.A., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

CDI NETHERLANDS B.V., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

SENSOR-NITE NV, as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    Director

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

Signed by Jeffrey Cote (name of director)
for and on behalf of                            /s/ Jeffrey Cote
SENSATA TECHNOLOGIES UK FINANCING CO. PLC,            Director
as Guarantor

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

Signed by Martha Sullivan (name of director)
for and on behalf of                            /s/ Martha Sullivan
AUGUST UK HOLDCO LIMITED,                    Director
as Guarantor

Signed by Martha Sullivan (name of director)
for and on behalf of                            /s/ Martha Sullivan
ST SCHRADER HOLDING COMPANY UK LIMITED,            Director
as Guarantor

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES FRANCE S.A.S., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    President (Président)

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

AUGUST FRANCE HOLDING COMPANY S.A.S., as Guarantor

By: /s/ Paul Chawla
Name:    Paul Chawla
Title:    President (Président)

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

ST AUGUST LUX COMPANY S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
Senningerberg
Grand-Duchy of Luxembourg
Share capital: USD 25,000
R.C.S. Luxembourg: B 192229
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

ST AUGUST LUX INTERMEDIATE HOLDCO S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 25,000
R.C.S. Luxembourg: B 192214
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

AUGUST LUX HOLDING COMPANY S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 16,376
R.C.S. Luxembourg: B 167704
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

AUGUST BRAZIL HOLDING COMPANY S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 16,375
R.C.S. Luxembourg: B 168084
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

AUGUST LUXUK HOLDING S.À R.L.,
Société à responsabilité limitée
Registered office: 6D, route de Trèves, L-2633
SenningerBerg
Grand-Duchy of Luxembourg
Share capital: USD 16,375
R.C.S. Luxembourg: B 167757
as Guarantor

By: /s/ Jim Kirslis
Name:    Jim Kirslis
Title:    Manager (Class A)

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA FINANCE IRELAND LIMITED, as Guarantor

By: /s/ Graeme Thompson
Name:    Graeme Thompson
Title:    Director

SENSATA FINANCE IRELAND II LIMITED, as Guarantor

By: /s/ Graeme Thompson
Name:    Graeme Thompson
Title:    Director

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES, INC., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Chief Operating Officer

SENSATA TECHNOLOGIES U.S., LLC., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Manager

SENSATA TECHNOLOGIES U.S. II, LLC., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Manager

STI HOLDCO, INC., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Director

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES BERMUDA LTD., as Guarantor

By: /s/ Steven Reynolds
Name:    Steven Reynolds
Title:    Director

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V., as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Director

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES JAPAN LIMITED, as Guarantor

By: /s/ Yann Etienvre
Name:    Yann Etienvre
Title:    Director

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

SENSATA TECHNOLOGIES MALAYSIA, as Guarantor

By: /s/ Jeffrey Cote
Name:    Jeffrey Cote
Title:    Director

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Paying Agent

By: /s/ Teresa Wyszomierski
Name:    Teresa Wyszomierski
Title:    Vice President

[Signature Page to Sixth Supplemental Indenture re: 4.875% Senior Notes]